UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Blaize Holdings, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BLAIZE HOLDINGS, INC.

4659 Golden Foothill Parkway, Suite 206

El Dorado Hills, CA 95762

October 20, 2025

To Our Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Blaize Holdings, Inc. at 10:00 a.m. Eastern time, on Wednesday, December 3, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Annual Meeting of Stockholders and proxy statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section entitled “Who can attend the Annual Meeting?” of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

/s/ Dinakar Munagala
Dinakar Munagala

Chief Executive Officer

BLAIZE HOLDINGS, INC.

4659 Golden Foothill Parkway, Suite 206

El Dorado Hills, CA 95762

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, DECEMBER 3, 2025

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Blaize Holdings, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. Eastern time on Wednesday, December 3, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BZAI2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•

To elect Lane M. Bess, Anthony Cannestra, Edward Frank, Yoshiaki Fujimori, Juergen Hambrecht, Dinakar Munagala and George de Urioste as Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•

To amend the Company’s Third Amended and Restated Certificate of Incorporation to provide that Directors may be removed in a manner consistent with Section 141(k) of the Delaware General Corporation Law (the “DGCL”);

•	To ratify the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on October 6, 2025, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal executive offices. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Dinakar Munagala
Dinakar Munagala

Chief Executive Officer

El Dorado Hills, California

October 20, 2025

BLAIZE HOLDINGS, INC.

4659 Golden Foothill Parkway, Suite 206

El Dorado Hills, CA 95762

PROXY STATEMENT

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Blaize Holdings, Inc., a Delaware corporation (“Blaize,” the “Company,” “we,” “us,” or “our”; prior to the consummation of the business combination with BurTech Acquisition Corp. (the “Business Combination”) on January 13, 2025, “Legacy Blaize”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, December 3, 2025 (the “Annual Meeting”), at 10:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BZAI2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of our common stock as of the close of business on October 6, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our common stock entitles its holders to one vote per share on all matters presented to our stockholders generally. As of the Record Date, there were 107,866,345 shares of common stock outstanding and entitled to vote at the Annual Meeting.

This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2024 (the “2024 Annual Report”) will be released on or about October 20, 2025, to our stockholders on the Record Date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, DECEMBER 3, 2025

This Proxy Statement and our 2024 Annual Report to Stockholders are available at www.proxyvote.com.

Proposals

At the Annual Meeting, our stockholders will be asked:

•

To elect Lane M. Bess, Anthony Cannestra, Edward Frank, Yoshiaki Fujimori, Juergen Hambrecht, Dinakar Munagala and George de Urioste as Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To amend the Company’s Third Amended and Restated Certificate of Incorporation to provide that Directors may be removed without cause;

•	To ratify the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

•	FOR the election of Lane M. Bess, Anthony Cannestra, Edward Frank, Yoshiaki Fujimori, Juergen Hambrecht, Dinakar Munagala and George de Urioste as Directors; and

•	FOR the amendment to the Company’s Third Amended and Restated Certificate of Incorporation;

•	FOR the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this Proxy Statement. You are viewing or have received these proxy materials because Blaize’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Blaize is making this Proxy Statement and its 2024 Annual Report available to its stockholders electronically via the Internet. On or about October 20, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is October 6, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date. Each outstanding share of our common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 107,866,345 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

You may attend the Annual Meeting online only if you are a Blaize stockholder who is entitled to vote at the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/BZAI2025. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chair of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers as applicable. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet – You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

•	by Telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•

by Mail – You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail and return it in the postage-paid envelope, which was provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

•

Electronically at the Meeting – If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on December 2, 2025. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change or revoke my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Corporate Secretary of Blaize at our corporate offices prior to or at the Annual Meeting; or

•	by attending the Annual Meeting, revoking the prior proxy and voting again.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary at our corporate offices before your proxy is voted or you vote online during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as the inspector of election.

Who will pay for the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We have retained Morrow Sodali LLC (“Morrow Sodali”) to aid in the solicitation of proxies. The fees of Morrow Sodali are $20,000, plus reimbursement of its reasonable out-of-pocket costs.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on pages 3-4 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

We believe the virtual meeting technology provides expanded stockholder access while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/BZAI2025. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

A technical assistance phone number will be made available to you on the virtual meeting registration page fifteen minutes prior to the start of the Annual Meeting to assist you with any technical difficulties you may have in accessing the virtual meeting website.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Vote Required for Approval	Effect of Votes Withheld / Abstentions and Broker Non-Votes (if any)
Proposal 1: Election of Directors	The plurality of the votes cast.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Amendment to the Company’s Third Amended and Restated Certificate of Incorporation	The affirmative vote of two-thirds of the voting power of all of the outstanding shares of our common stock entitled to vote thereon.	Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of capital stock present or represented at the meeting and voting affirmatively or negatively on such matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal, however they would have no effect under the applicable voting standard.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals before the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have the effects described above on the other proposals before the Annual Meeting.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

At the Annual Meeting, the Board has nominated all seven of the current directors to be re-elected to hold office until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

We currently have seven directors on our Board. Our current directors are Lane M. Bess, Anthony Cannestra, Edward Frank, Yoshiaki Fujimori, Juergen Hambrecht, Dinakar Munagala and George de Urioste. The Board has nominated Lane M. Bess, Anthony Cannestra, Edward Frank, Yoshiaki Fujimori, Juergen Hambrecht, Dinakar Munagala and George de Urioste for re-election as directors at the Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the seven nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our third amended and restated certificate of incorporation (the “Certificate of Incorporation”), each of the director nominees listed below is being nominated to hold office for a one-year term beginning at the end of the Annual Meeting to be held on December 3, 2025, and expiring at the end of our next annual meeting of stockholders for 2026.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as directors of the persons whose names and biographies appear below. In the event that Lane M. Bess, Anthony Cannestra, Edward Frank, Yoshiaki Fujimori, Juergen Hambrecht, Dinakar Munagala and George de Urioste should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size in accordance with our Certificate of Incorporation and Amended and Restated Bylaws. The Board has no reason to believe that Lane M. Bess, Anthony Cannestra, Edward Frank, Yoshiaki Fujimori, Juergen Hambrecht, Dinakar Munagala and George de Urioste will be unable to serve if elected. Each of Lane M. Bess, Anthony Cannestra, Edward Frank, Yoshiaki Fujimori, Juergen Hambrecht, Dinakar Munagala and George de Urioste has consented to being named in this Proxy Statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the seven nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of each of the below director nominees.

Nominees For Director (terms to expire at the 2026 Annual Meeting)

The current members of the Board who are also nominees for election to the Board as directors are as follows:

Name	Age	Served as a Director Since	Position with Blaize

Dinakar Munagala	50	2025	Chief Executive Officer and Director

Lane M. Bess	64	2025	Director

Tony Cannestra	61	2025	Director

Edward Frank	68	2025	Director

Yoshiaki Fujimori	74	2025	Director

Juergen Hambrecht	79	2025	Director

George de Urioste	69	2025	Director

The principal occupations and business experience, for at least the past five years, of each director nominee for election at the Annual Meeting are as follows:

Dinakar Munagala

Dinakar Munagala, 50, has served as our Chief Executive Officer and Director since January 2025, and as a co-founder of Legacy Blaize, he previously served as our Chief Executive Officer and a member of the board of directors of Legacy Blaize since our inception in January 2010. Prior to that, Mr. Munagala served in a leadership role in the Graphics Division of Intel Corporation. Mr. Munagala holds a Bachelor of Science in Electrical and Computer Engineering from Osmania University and a Master’s Degree in Electric and Computer Engineering from Purdue University. We believe that Mr. Munagala is qualified to serve as a member of the Board due to his education and extensive experience as an executive officer and board member of companies in the technology space.

Lane M. Bess

Lane Bess, 64, has served as Chairman of our Board since January 2025, and previously served as a member of the board of directors of Legacy Blaize since January 2022. Since September 2022, Mr. Bess has served as the Chief Executive Officer of Deep Instinct, a cybersecurity company that applies deep learning to cybersecurity. In addition, he has served as the Principal and Founder of Bess Ventures and Advisory since March 2015. Prior to that, he served as the Chief Operating Officer of Zscaler Inc., a cloud-based internet security services company and the President and Chief Executive Officer of Palo Alto Networks, a provider of AI-powered platforms for cybersecurity. Previously, Mr. Bess has served as a member of the board of directors of several private companies, including TrueFort Inc., Sepio Cyber and ZeroFox. Mr. Bess received a Bachelor of Science in Managerial Economics from Carnegie Mellon University and a Master’s Degree in Business Administration from the University of Dayton. We believe that Mr. Bess is qualified to serve as a member of our board of directors due to his over 30 years as an operational executive officer of companies in the technology space and extensive experience in building technology businesses in Europe, Asia Pacific and Japan, among other international regions.

Tony Cannestra

Tony Cannestra, 61, has served as a member of our Board since January 2025, and previously served as a member of the board of directors of Legacy Blaize since October 2016. From April 2014 to March 2025, Mr. Cannestra has served as a Director of Corporate Ventures for DENSO International America, a U.S. subsidiary of DENSO Corporation, a global automotive components manufacturer headquartered in Japan. He currently serves as a member of the board of directors of Dellfer, Inc., an Internet of Things (IoT) and automotive cybersecurity startup company. Previously, from September 2024 to May 2025, Mr. Cannestra served on the board of directors of Canatu, a public company based in Finland. Mr. Cannestra has also previously served on the board of directors of several private companies, including Metawave,

Quadric, BOND Mobility, and Lambda4. Mr. Cannestra received a Bachelor of Arts in International Economics from the University of California at Berkeley and a Master’s Degree in Business Administration, with a Certificate in Management of Technology, from the University of California at Berkeley. We believe that Mr. Cannestra is qualified to serve as a member of our board of directors due to his education, his extensive financial experience as an investor, and his previous roles as a board director of companies in the technology, semiconductor, and automotive industries.

Dr. Edward (Ed) Frank

Dr. Edward H. Frank, 68, has served as a member of our Board since January 2025 and as Lead Independent Director of our Board since March 2025, and previously served as a member of the board of directors of Legacy Blaize since December 2021. Dr. Frank has served as the Executive Chair of Gradient Technologies, an Identity and Access Management cybersecurity startup, since October 2019, and a member of the board of directors of Rocket Lab, since September 2022. In addition, he has served on the board of directors of Analog Devices and SiTime since June 2014 and September 2019, respectively. Previously, Dr. Frank served on the board of directors of Cavium, FusionIO, Marvell, and Quantenna and prior to Gradient Technologies, he was co-founder and CEO of Cloud Parity Inc., a voice-of-the-customer startup in the San Francisco Bay Area, founded in late 2013. Dr. Frank is also a named inventor on over 50 issued patents and serves as an advisor to and/or board member of several startups. Dr. Frank holds a Bachelor of Science and Master’s Degree in Electric Engineering from Stanford University and received a Ph.D. in Computer Science from Carnegie Mellon University, where he was a Hertz Foundation Fellow. He is a member of the National Academy of Engineering (NAE), a Fellow of the Institute for Electrical and Electronic Engineers (IEEE), and a Board Leadership Fellow of the National Association of Corporate Directors (NACD). We believe that Dr. Frank is qualified to serve as a member of the Board due to his education and extensive experience as a board member of companies in the technology space.

Yoshiaki Fujimori

Yoshiaki Fujimori, 74, has served as a member of our Board since January 2025. Mr. Fujimori has served as an outside director for Takeda Pharmaceutical Company Limited since June 2016 and Boston Scientific Corporation since July 2016, and as an outside director and Chairman for Oracle Japan Corporation since August 2018. He is a partner of Corporate Support Research Institute Ltd. since July 2023. He serves as a Senior Executive Advisor for CVC Capital Partners Asia Pacific Japan Ltd. since February 2017. He serves as outside director for those portfolio companies of CVC including Riraku Co. Ltd., Torai Co. Ltd. Sogo Medical Co. Ltd. and Macromill Group Co., Ltd. He also serves as a Senior Executive Advisor for GENPACT Japan Ltd. since January 2018. He serves as a Senior Advisor for Deloitte-Tohmatsu Financial Advisory LLC since October 2020. He serves as a Senior Executive Advisor for DigitalBridge Group Inc. since September 2024 and as an outside director of JTower, a portfolio company of DigitalBridge since April 2025. He owns controlling ownership of those private companies including Hobart Inc., Capital Z Inc., Future Leadership Platform Inc., and Sustainergy Inc. From 2011 to 2016, he was the President and CEO of LIXIL Group Company, a public company listed on the Tokyo Stock Exchange. Previously, he spent 25 years with General Electric for various CEO roles including CEO of GE Plastics, CEO of GE Healthcare Asia, CEO of GE Money Asia and CEO of GE Asia. He served as outside director for Toshiba Corporation from 2019 to 2021 and Shiseido Co. Ltd. from 2020 to 2022. Mr. Fujimori received a Bachelor of Science in Petroleum Engineering from the University of Tokyo and a Master’s Degree in Business Administration from Carnegie Mellon Graduate School of Business, where he serves as a member of the Board of Trustees. We believe that Mr. Fujimori is qualified to serve as a member of our board of directors due to his education, extensive leadership and director experiences for companies in the technology and manufacturing spaces.

Dr. Juergen Hambrecht

Dr. Juergen Hambrecht, 79, has served as a member of our Board since January 2025, and previously served as a member of the board of directors of Legacy Blaize since February 2022. From 2014 to 2020, Dr. Hambrecht served as the Chief Executive Officer and Chairman of the board of directors of BASF SE, a global supplier of chemicals for industries including construction and coatings, automotive, health and nutrition, among others. Since June 2020, Dr. Hambrecht has served as a member of the board of directors for Nyxoah S.A. and as lead director of the board for AYA Gold & Silver. Previously, from 2008 to 2021, he served as member of the board of directors and as a member on the presidential committee of Mercedes-Benz AG, a German multinational automotive company and one of the world’s leading car manufacturers. Dr. Hambrecht received a Ph.D. in Chemistry from the University of Tübingen, Germany. We believe that Dr. Hambrecht is qualified to serve as a member of the Board due to his education and extensive experience as a board member of automotive and materials and supply companies.

George de Urioste

George de Urioste, 70, has served as a member of our Board since January 2025. From August 2023 to present, he has served as a member of the board of directors of Roambee Corporation and from September 2021 to present, he has served on the board of directors of HeartBeam Inc. From October 2021 to present, Mr. de Urioste has performed a variety of consulting and advisor services, including interim chief financial officer of Mozilla Corporation and previously Marvell Technologies, Inc. From April 2019 to September 2020, he served as the chief financial officer of 4iQ, Inc., a cybersecurity intelligence company. His overall experience includes ten board of director roles, including several audit committee chairman roles and other committee roles. Mr. de Urioste received a Bachelor of Science in Accounting from the University of Southern California and a Master’s Degree in Business Administration, Finance & International Business, from the University of California at Berkeley and is a Certified Public Accountant (inactive). We believe that Mr. de Urioste is qualified to serve as a member of our board of directors due to his education and extensive experience as a CFO and COO at public and private companies, his public accounting experience at Deloitte and extensive experience as a director of companies in the technology industry.

Proposal 2: Amendment to the Company’s Third Amended and Restated Certificate of Incorporation

In September 29, 2025, the Board approved and declared advisable an amendment (the “Amendment”) to our Third Amended and Restated Certificate of Incorporation to provide for the removal of directors in a manner consistent with Section 141(k)(1) of the DGCL. We are asking stockholders to approve this amendment, as set forth in the form attached as Exhibit A to this proxy statement, with proposed additions reflected by bold with “underline” text and deletions reflected by “~~stricken~~” text.

Background

Article V of our Certificate of Incorporation currently provides that directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors. Our Board has determined that it is advisable and in our and our stockholders’ best interests to amend the Certificate of Incorporation to eliminate this removal requirement such that directors may be removed with or without cause and by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. We believe that this proposed amendment aligns with Section 141(k)(1) of the DGCL and reflects our commitment to good corporate governance. As a result, we recommend and are seeking stockholder approval of this Proposal 2.

Vote Required

This proposal requires the affirmative vote of two-thirds of the voting power of all of the outstanding shares of our common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the Amendment to the Company’s Third Amended and Restated Certificate of Incorporation.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The audit committee of the Board (the “Audit Committee”) has appointed UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of UHY LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

UHY LLP has served as our independent registered public accounting firm since January 13, 2025. Neither UHY LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit services. Representatives of UHY LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement if they desire to do so.

In the event that the appointment of UHY LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2026. Even if the appointment of UHY LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of capital stock present or represented at the meeting and voting affirmatively or negatively on such matter. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of UHY LLP, we do not expect any broker non-votes in connection with this proposal; however, broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the Ratification of the Appointment of UHY LLP as our Independent Registered Public accounting firm for the fiscal year ending December 31, 2025.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2024 and has discussed these financial statements with management, former management of BurTech Acquisition Corp. prior to the closing of the Business Combination, and the Company’s independent registered public accounting firm for the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2024, Marcum LLP. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

/s/ George de Urioste (Chairperson)

/s/ Edward Frank

/s/ Anthony Cannestra

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

Change of Independent Registered Public Accounting Firm in 2025

Effective January 13, 2025, the Audit Committee dismissed CBIZ, Inc. (formerly known as Marcum LLP) (“CBIZ”) as the Company’s independent registered public accounting firm.

CBIZ’s audit reports on the Company’s financial statements as of and for the year ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through January 13, 2025: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with CBIZ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CBIZ, would have caused CBIZ to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years, and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in BurTech Acquisition Corp.’s internal control over financial reporting for the fiscal year ended December 31, 2024, which were remediated for the combined company as of June 2025, as disclosed in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.

Effective January 13, 2025, the Audit Committee approved the appointment of UHY LLP as its new independent registered public accounting firm. The Company has authorized CBIZ to respond fully to the inquiries of UHY, as the successor independent registered accounting firm.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through January 13, 2025, neither the Company nor anyone acting on its behalf consulted UHY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by UHY that UHY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Please see the Company’s Current Report on Form 8-K filed with the SEC on January 17, 2025 for additional information.

The following table summarizes the fees of CBIZ LLP (formerly Marcum LLP), our previous independent registered public accounting firm, billed to us during the year ended December 31, 2024 and December 31, 2023 (in thousands):

	2024	2023

Audit Fees	$ 558,616	$ 124,631

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$ 558,616	$ 124,631

Audit Fees

Audit fees consist of fees for professional services rendered in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings or engagements, and other fees in connection with the Business Combination.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees consist of fees for tax consultation services for the Business Combination and professional services relating to tax compliance, tax planning and tax advice.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and permissible non-audit services proposed to be performed by the independent auditor may be pre-approved. These services included audit services, audit-related services, tax services and other services. The Audit Committee considered whether the provision of each non-audit service was compatible with maintaining the independence of the auditors. Pre-approval was detailed as to the particular service or category of services and was generally subject to a specific budget. UHY LLP and management were required to periodically report to the Audit Committee regarding the extent of services provided by UHY LLP in accordance with this pre-approval, and the fees for the services performed to date. Rule 2-01(c)(7)(i)(C) of Regulation S-X provides a “de minimis” exception which waives the pre-approval requirements for non-audit services provided that: (1) all such services do not aggregate to more than five percent of total revenues paid by the audit client to its accountant in the fiscal year when services are provided, (2) such services were not recognized by the issuer to be non-audit services at the time of the engagement, and (3) such services are promptly brought to the attention of the Audit Committee of the issuer and approved prior to the completion of the audit by the Audit Committee or one or more designated representatives. During the year ended December 31, 2024 all services were pre-approved.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Dinakar Munagala(1)	50	Chief Executive Officer and Director

Harminder Sehmi(2)	63	Chief Financial Officer

(1)	See biography on page 11 of this Proxy Statement.

(2)

Harminder Sehmi, 63, has served as our Chief Financial Officer since January 2025, and previously served as Chief Financial Officer of Legacy Blaize since November 2023. From July 2019 to October 2023, Mr. Sehmi served as the Vice President of Finance of Legacy Blaize overseeing the Finance, Legal and Human Resources functions. Prior to that, from October 2011 to May 2016, Mr. Sehmi served as the Finance Director of Truphone, a GSMA-accredited global mobile network headquartered in London, with operations globally. In addition, Mr. Sehmi served in a variety of operational, group and global roles with Vodafone Group PLC. Mr. Sehmi is a member of the Institute of Chartered Accountants in England and Wales (ACA) and he obtained his Accounting qualifications from the Oxford Brookes University and a Master’s Degree in Business Administration from the Cranfield School of Management.

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Conduct, and charters for our Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Conduct in the “Governance” section of the “Investors” page of our website located at www.blaize.com.

Director Independence

The listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) require that a majority of our Board be independent. Our Board has determined that all of our directors, other than Dinakar Munagala and Lane M. Bess, are considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making this determination, our Board considered the current and prior relationships that each director has with Blaize and all other facts and circumstances that our Board deemed relevant in determining their independence, including beneficial ownership of our common stock, and the transactions involving them.

Executive Sessions

Our independent directors meet in executive session on a regularly scheduled basis.

Director Candidates

We do not have a nominating and corporate governance committee of the Board. Pursuant to Nasdaq Rule 5605-6(e)(1), the nomination of directors is made, or recommended to the Board by a majority of our independent directors. Once potential candidates are identified, the independent directors review the backgrounds of those candidates, evaluate candidates’ independence from the Company and potential conflicts of interest and determine if candidates meet the qualifications desired by the Board for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the independent directors, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and geographic background, gender, age and ethnicity. The Board evaluates each individual in the context of the Board as a whole, with the objective of ensuring that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by interested parties, including stockholders, and will respond if and as appropriate. Interested parties may send communications to IR@blaize.com. For investor relations matters, Blaize’s Chief Financial Officer and Senior Vice President of Marketing, together with Blue Shirt Group, an external investor relations firm, monitor communications from stockholders and provide copies or summaries to the directors as they deem appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Chair of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Corporate Secretary, Blaize Holdings, Inc., 4659 Golden Foothill Parkway, Suite 206, El Dorado Hills, CA 95762.
Board Leadership Structure and Role in Risk Oversight
Our Board is comprised of individuals with extensive experience in finance and accounting, the technology and financial services industries, and public company management. Our Amended and Restated Bylaws provide that the Board will select the Chair of the Board and the Chief Executive Officer. The Board does not have a policy that requires the separation of these two roles. The Board may separate or combine the roles of the Chair of the Board and Chief Executive Officer when and if it deems it advisable and in the best interests of the Company and its stockholders to do so. Currently, the roles of Chair of the Board and Chief Executive Officer are separated, and our Board has appointed Lane M. Bess to serve as Chair of the Board and Dinakar Munagala to serve as our Chief Executive Officer. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make changes in the future as it deems appropriate. In accordance with those policies and our Corporate Governance Guidelines, the Board and the Board’s committees have an active role in overseeing management of the Company’s risks.
As provided in the Audit Committee Charter, the Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, including cybersecurity risks. Relatedly, senior leadership regularly provides updates to the Audit Committee on the status and outcomes of internal audits evaluating security risks posed by our systems, controls, and processes. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans, equity incentive plans and other compensatory arrangements. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board has an active role in overseeing management of the Company’s risks and will be regularly informed through committee reports about such risks, including regularly reviewing information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each.
Code of Conduct
The Board has adopted a Code of Conduct that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of the Company’s Code of Conduct has been posted on the Company’s website,
www.blaize.com
, in the “Governance” section under “Investors.” The Company will post amendments to its Code of Conduct or waivers of its Code of Conduct for directors and officers on the same website.
Insider Trading Policy
The Board has adopted an insider trading policy and procedures, which governs the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and other covered persons that the Company believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing requirements of Nasdaq. This policy imposes regular blackout periods during which certain individuals may not transact in the Company’s securities and pre-clearance
procedures for transactions by certain specified individuals, including, among others, the members of the Board and the Company’s executive officers. In addition, this policy prohibits certain transactions that the Company has determined are higher risk or for which there is a heightened appearance of potential improper or inappropriate conduct, including short sales of our securities, options trading in puts, calls or other derivative securities involving the Company’s equity securities, hedging transactions, and margin accounts and pledging of our securities. The Board regularly reviews the insider trading policy with management.

Table of Contents
Attendance by Members of the Board at Meetings and Corporate Governance Guidelines
The Board did not meet during fiscal year 2024 as it was formed upon the closing of the Business Combination on January 13, 2025.
Under our Corporate Governance Guidelines, which is available on our website at
www.blaize.com
, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chairperson of the appropriate committee in advance of such meeting.
Director Attendance at Annual Meeting of Stockholders
We do not maintain a formal policy regarding director attendance at our annual meeting of stockholders, although we encourage our directors to attend such meeting.

COMMITTEES OF THE BOARD

Our Board has established two standing committees — Audit and Compensation — each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation
George de Urioste	Chairperson	X

Edward Frank	X	Chairperson

Anthony Cannestra	X	X

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee’s responsibilities include, among other things:

•

evaluating the performance, independence, compensation, retention, oversight and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;

•	reviewing the Company’s financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;

•

reviewing the adequacy and effectiveness of our internal control policies and procedures, including reviewing, with the independent auditors, management’s plans with respect to the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function, and reviewing and approving the Company’s head of internal audit (if established);

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by the Company;

•

obtaining and reviewing at least annually, a report by our independent auditors describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or any inquiry or investigation by governmental or professional authorities;

•	setting clear hiring policies for employees or former employees of our independent auditors;

•	monitoring the rotation of partners of the Company’s independent auditors on the Company’s engagement team as required by law;

•

at least annually, reviewing relationships that may reasonably be thought to bear on the independence of the committee, receiving and reviewing a letter from the independent auditor affirming their independence, discussing the potential effects of any such relationship, and assessing and otherwise taking the appropriate action to oversee the independence of the Company’s independent auditor;

•	reviewing the Company’s annual and quarterly financial statements and reports and discussing the statements and reports with the Company’s independent auditors and management;

•

reviewing with the Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of the Company’s financial controls and critical accounting policies;

•	reviewing with management and our independent auditors any earnings announcements, disclosures and other financial information and guidance;

•	establishing procedures for the review, retention and investigation of complaints received by the Company regarding financial controls, accounting, auditing or other matters;

•	preparing the report that the SEC requires in the Company’s annual proxy statement;

•

reviewing and providing oversight of any related party transactions in accordance with the Company’s related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including the Company’s code of business conduct and ethics;

•

reviewing and discussing with management risks related to data privacy, technology and information security, including cybersecurity, back-up of information systems, and policies and procedures that the Company has in place to monitor and control such exposures;

•	reviewing the Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•

reviewing any analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•

reviewing with management and the independent auditors any disagreement between them regarding financial reporting, accounting practices or policies, or other matters, that individually or in the aggregate could be significant to the Company’s financial statements or the independent auditor’s report, reviewing management’s response, and resolving any other conflicts or disagreements regarding financial reporting;

•

considering and reviewing with management, the independent auditors, and outside advisors or accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding Blaize’s financial statements or accounting policies;

•	reviewing with management, legal and regulatory compliance and any material current, pending or threatened legal matters; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The Audit Committee charter is available on our website at www.blaize.com. The members of the Audit Committee are Mr. de Urioste, Mr. Cannestra, and Mr. Frank. Mr. de Urioste serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Mr. de Urioste, Mr. Cannestra, and Mr. Frank meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq rules. In addition, our Board has determined that George de Urioste qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee did not meet during fiscal year 2024 as it was formed upon the closing of the Business Combination on January 13, 2025.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers and non-employee directors. Our Compensation Committee’s responsibilities include, among other things:

•	reviewing and approving the corporate goals and objectives that pertain to the Company’s overall compensation strategy and policies;

•	reviewing and approving annually the compensation and other terms of employment of the Company’s executive officers and other members of senior management, in the Compensation Committee’s discretion;

•	reviewing and approving the type and amount of compensation to be paid or awarded to the Company’s non-employee board members;

•	administering the Company’s equity incentive plans and other benefit plans;

•

reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements with the Company’s executive officers and other members of senior management, in the Compensation Committee’s discretion;

•	reviewing and establishing appropriate insurance coverage for the Company’s directors and officers;

•

reviewing and discussing with management the Company’s disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing an annual report on executive compensation that the SEC requires in the Company’s annual proxy statement;

•

reviewing the Company’s practices and policies for employee compensation as related to risk management and risk-taking incentives to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on the Company;

•	establishing and monitoring stock ownership guidelines for the Company’s directors and executive officers, if and as determined to be necessary or appropriate;

•	providing recommendations to the Board on compensation-related proposals to be considered at the Company’s annual meeting of stockholders;

•

reviewing and discussing with management, if appropriate, the independence of and any conflicts of interest raised by the work of a compensation consultant, outside legal counsel, or advisor hired by the compensation committee or management and how such conflict is being addressed for disclosure in the appropriate filing or report;

•	annually reviewing and discussing with management our human capital management practices with respect to its employees and, where applicable, independent contractors;

•	approving and modifying, as needed, clawback policies allowing us to recoup improper compensation paid to employees; and

•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with the Board.

Pursuant to the Compensation Committee’s charter, which is available on our website at www.blaize.com, the Compensation Committee may, in its sole discretion, retain or obtain advice from compensation consultants, legal counsel or other advisers (independent or otherwise), to assist in carrying out its responsibilities. The members of our Compensation Committee are Mr. Frank, Mr. Cannestra, and Mr. de Urioste. Mr. Frank serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee did not meet during fiscal year 2024 as it was formed upon the closing of the Business Combination on January 13, 2025.

BLAIZE’S EXECUTIVE AND DIRECTOR COMPENSATION

Throughout this section, unless otherwise noted, “the company,” “we,” “us,” “our” and similar terms refer to Blaize prior to the closing of our business combination on January 13, 2025.

This section discusses the material components of the executive compensation program for Blaize’s executive officers who are named in the “Summary Compensation Table” below. In 2024, Blaize’s “named executive officers” and their positions were as follows:

•	Dinakar Munagala, Chief Executive Officer;

•	Val Cook, Chief Software Architect; and

•	Santiago Fernandez-Gomez, Vice President of Platform Engineering.

Summary Executive Compensation Table

The following table sets forth information concerning the compensation of Blaize’s named executive officers for the year ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Dinakar Munagala	2024	595,833	—	3,798,428	24	4,394,285
Chief Executive Officer	2023	300,000	—	1,337,142	25	1,637,167

Val Cook	2024	397,570	—	781,714	24	1,179,308
Chief Software Architect	2023	225,000	—	476,724	25	701,749

Santiago Fernandez-Gomez	2024	447,917	—	730,817	24	1,178,758
Vice President of Platform Engineering	—	—	—	—	—	—

(1)

Amounts reflect the full fair value of stock options granted during 2024 as of the date on which the options were approved by the Board computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used to calculate the value of all option awards made to the named executive officers are included in Notes 2 and 11 to Blaize’s consolidated financial statements filed in our Current Report on Form 8-K on January 17, 2025.

(2)	Amounts reflect the aggregate dollar value of life insurance premiums paid by Blaize with respect to each named executive officer during 2024 and 2023, as applicable.

NARRATIVE TO SUMMARY COMPENSATION TABLE

2024 Salaries

The named executive officers receive a base salary to compensate them for services rendered to Blaize. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. During 2024, Blaize’s named executive officers’ annual base salaries were as follows: Mr. Munagala: $600,000; Mr. Cook: $400,000; and Mr. Fernandez-Gomez: $450,000. The Summary Compensation Table above shows the actual base salaries paid to each named executive officer in fiscal year 2024.

Equity Compensation

Certain of Blaize’s named executive officers hold options to purchase shares of common stock of Blaize, which were granted under the 2011 Stock Plan. On October 24, 2024, we granted each of Messrs. Munagala, Cook, and Fernandez-Gomez stock options covering 7,379,065, 1,517,044, and 1,418,448 shares of Blaize common stock, respectively.

The options granted to the named executive officers in 2024 vest and become exercisable with respect to one-third (1/3rd) of the shares subject to the option on the first anniversary of the vesting commencement date and with respect to one-thirty-sixth (1/36th) of the shares subject to the option on each monthly anniversary of the vesting commencement date thereafter, subject to continued service through the applicable vesting date. The options granted to Messrs. Munagala and Cook are also subject to accelerated vesting upon certain terminations of their employment with Blaize pursuant to their offer letters as described in the section titled “Offer Letters” below.

In connection with the Business Combination, we adopted, and our stockholders approved, a 2025 Incentive Award Plan and an Employee Stock Purchase Plan, each of which became effective upon the closing of the Business Combination. No further awards have been or will be granted under the 2011 Stock Plan following the closing of the Business Combination.

Other Elements of Compensation

Retirement Plan

Blaize currently maintains a 401(k) retirement savings plan for its employees, including its named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though a 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes our employees, including its named executive officers, in accordance with its compensation policies.

Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	short-term and long-term disability insurance; and

•	basic life and accidental death and dismemberment insurance.

We believe these benefits are appropriate and provide a competitive compensation package to our named executive officers. We do not currently, and we did not during 2024, provide material perquisites to any of our named executive officers.

No Tax Gross-Ups

Blaize does not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024. The share numbers and exercise prices below are those in effect as of December 31, 2024, and have not been adjusted to reflect the adjustments to our equity awards that occurred upon the closing of the Business Combination.

			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Dinakar Munagala	3/15/2017	1/1/2017	147,000(1)	—	—	1.00	3/14/2027
	11/12/2018	9/1/2018	226,305(1)	—	—	11.40	11/11/2028
	9/19/2023	9/19/2023	2,197,372(2)	3,124,027	—	0.44	9/18/2033
	10/24/2024	7/1/2024	—	7,379,065(3)	—	0.92	10/23/2034
Val Cook	3/15/2017	1/1/2017	40,038(1)	—	—	1.00	3/14/2027
	11/12/2018	9/1/2018	113,152(1)	—	—	11.40	11/11/2028
	9/19/2023	9/19/2023	794,866(2)	1,112,814	—	0.44	9/18/2033
	10/24/2024	7/1/2024	—	1,517,044(3)	—	0.92	10/23/2034
Santiago Fernandez-Gomez	1/2/2017	7/8/2015	5,000(2)	—	—	1.00	1/1/2027
	8/27/2018	7/9/2018	67,935(4)	—	—	11.40	8/26/2028
	11/17/2021	1/1/2021	4,896(1)	104	—	20.70	11/16/2031
	9/19/2023	9/19/2023	654,484(2)	916,278	—	0.44	9/18/2033
	10/24/2024	7/1/2024	—	1,418,448(3)	—	0.92	10/23/2034

(1)

Represents an option that vested with respect to one-forty-eighth (1/48th) of the shares subject to the option on each of the first forty-eight (48) monthly anniversaries of the vesting commencement date, subject to the applicable executive’s continued service through the applicable vesting date.

(2)

Represents an option that vested or vests, as applicable, with respect to one-thirty-sixth (1/36th) of the shares subject to the option on each of the first thirty-six (36) monthly anniversaries of the vesting commencement date, subject to the applicable executive’s continued service through the applicable vesting date.

(3)

Represents an option that vests with respect to one-third (1/3rd) of the shares subject to the option on the first anniversary of the vesting commencement date and with respect to one-thirty-sixth (1/36th) of the shares subject to the option on each monthly anniversary of the vesting commencement date thereafter, subject to the applicable executive’s continued service through the applicable vesting date.

(4)

Represents an option that vested or vests, as applicable, with respect to one-quarter (1/4th) of the shares subject to the option on the first anniversary of the vesting commencement date and with respect to one-forty-eighth (1/48th) of the shares subject to the option on each monthly anniversary of the applicable vesting commencement date thereafter, subject to the applicable executive’s continued service through the applicable vesting date.

Executive Compensation Arrangements

Offer Letters

Offer Letter for Mr. Munagala

We are party to an offer letter dated June 18, 2018 (as amended, the “Munagala Offer Letter”) with Mr. Munagala, pursuant to which Mr. Munagala serves as our Chief Executive Officer. Pursuant to the Munagala Offer Letter, Mr. Munagala is entitled to receive a base salary which, as of January 1, 2024, was $600,000 and is eligible to be considered for annual incentive bonuses. The Munagala Offer Letter provides that Mr. Munagala is eligible to participate in Blaize-sponsored benefit plans and for paid vacation in accordance with Blaize policy.

In addition, pursuant to the Munagala Offer Letter, if Mr. Munagala’s employment is terminated by us without “cause” or Mr. Munagala resigns with “good reason” (each as defined in the Munagala Offer Letter), then Mr. Munagala will be eligible to receive the following severance payments and benefits: (i) a lump-sum cash payment in an amount equal to three months of his base salary, (ii) salary continuation payments at 75% of his base salary for 12 months following termination, (iii) COBRA continuation coverage for up to 12 months following termination, and (iv) accelerated vesting of any outstanding and unvested options held by him.

If Mr. Munagala’s employment is terminated by us without “cause” or he resigns for “good reason,” in either case, within one year after a change in control of Blaize (as defined in the Munagala Offer Letter), then Mr. Munagala will instead be entitled to receive the following severance payments and benefits (in lieu of the amounts described above): (i) a lump-sum cash payment in an amount equal to 12 months of his base salary, (ii) COBRA continuation coverage for up to 12 months following termination, and (iii) accelerated vesting of any outstanding and unvested options held by him.

Mr. Munagala’s receipt of any severance payments and benefits is subject to his execution and non-revocation of a general release in favor of Blaize.

Offer Letter for Mr. Cook

We are party to an offer letter dated June 20, 2018 (as amended, the “Cook Offer Letter”) with Mr. Cook, pursuant to which Mr. Cook serves as our Chief Software Architect. Pursuant to the Cook Offer Letter, Mr. Cook is entitled to receive a base salary which, as of January 1, 2024, was $400,000 and is eligible to be considered for annual incentive bonuses. The Cook Offer Letter provides that Mr. Cook is also eligible to participate in Blaize-sponsored benefit plans and for paid vacation in accordance with Blaize policy.

In addition, pursuant to the Cook Offer Letter, if Mr. Cook’s employment is terminated by us without “cause” or Mr. Cook resigns with “good reason” (each as defined in the Cook Offer Letter), then Mr. Cook will be eligible to receive the following severance payments and benefits: (i) a lump-sum cash payment in an amount equal to three months of his base salary, (ii) salary continuation payments at 75% of his base salary for 12 months following termination, and (iii) COBRA continuation coverage for up to 12 months following termination.

In addition, if Mr. Cook’s employment is terminated by us without “cause” or he resigns for “good reason,” in either case, within one year after a change in control of Blaize (as defined in the Cook Offer Letter), then Mr. Cook will instead be entitled to receive the following severance payments and benefits (in lieu of the amounts described above): (i) a lump-sum cash payment in an amount equal to 12 months of his base salary, (ii) COBRA continuation coverage for up to 12 months following termination, and (iii) accelerated vesting of any outstanding and unvested options held by him.

Mr. Cook’s receipt of any severance payments and benefits is subject to his execution and non-revocation of a general release in favor of Blaize.

Offer Letter for Mr. Fernandez-Gomez

We are party to an offer letter dated July 4, 2018 (as amended, the “Fernandez-Gomez Offer Letter”) with Mr. Fernandez-Gomez, pursuant to which Mr. Fernandez-Gomez serves as our Vice President of Platform Engineering. Pursuant to the Fernandez-Gomez Offer Letter, Mr. Fernandez-Gomez is entitled to receive a base salary which, as of January 1, 2024, was $450,000 and is eligible to be considered for annual incentive bonuses. The Fernandez-Gomez Offer Letter provides that Mr. Fernandez-Gomez is also eligible to participate in Blaize-sponsored benefit plans and for paid vacation in accordance with Blaize policy.

Director Compensation

Prior to the Business Combination, Blaize did not maintain a formal non-employee director compensation program, but previously made cash payments and granted equity awards to certain of its non-employee directors as it deemed appropriate. During 2024, each of Messrs. Frank, Cannestra, Hambrecht and Bess were granted equity awards for their services on Blaize’s board of directors. None of the Company’s other non-employee directors received compensation from Blaize for their service on the board of directors in 2024.

2024 Director Compensation Table

The following table sets forth information concerning the compensation of Blaize’s non-employee directors for the year ended December 31, 2024.

Name	Option Awards ($)(1)	Total ($)
Edward Frank	318,472	318,472
Tony Cannestra	318,472	318,472
Juergen Hambrecht	318,472	318,472
Lane Bess	242,571	242,571

(1)

Amounts reflect the full fair value of stock options granted during 2024 as of the date on which the options were approved by the Board computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used to calculate the value of all option awards made to directors are included in Notes 2 and 11 to Blaize’s consolidated financial statements filed in our Current Report on Form 8-K on January 17, 2025.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2024, by each non-employee director who served during 2024.

Name	Options Outstanding at Fiscal Year End (#)
Edward Frank	909,535
Tony Cannestra	920,850
Juergen Hambrecht	909,535
Lane Bess	477,750

In connection with the Business Combination, we approved a compensation program for our non-employee directors (the “Director Compensation Program”), effective as of the closing of the Business Combination. The material terms of the Director Compensation Program are summarized below.

Cash Compensation

Under the Director Compensation Program, non-employee directors serving on the Board are entitled to cash compensation in the following amounts:

•	Annual Retainer: $80,000

•	Additional Annual Retainer for Non-Executive Chair: $40,000

•	Annual Committee Chair Retainers:

•	Audit Committee: $24,000

•	Compensation Committee: $20,000

•	Annual Non-Chair Committee Member Retainers:

•	Audit Committee: $16,000

•	Compensation Committee: $14,000

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.

Equity Compensation

Initial Awards. Under the Director Compensation Program, each non-employee director who is initially elected or appointed to serve on the Board following the closing of the Business Combination will be granted an award of restricted stock units at the time of the election or appointment with a grant-date value of approximately $600,000, which will vest with respect to one-third (1/3rd) of the restricted stock units subject thereto on each of the first three anniversaries of the applicable grant date, subject to the director’s continued service on the Board through the applicable vesting date. If a member of the Board is an employee of Blaize or a subsidiary thereof who subsequently terminates employment with Blaize but remains on the Board as a non-employee director, such individual will not be eligible to receive an Initial Award.

Annual Awards. Under the Director Compensation Program, each non-employee director who is serving on the Board as of the date of each annual meeting of the company’s stockholders following the closing of the Business Combination will be granted, on such annual meeting date, an award of restricted stock units with a grant-date value of approximately $200,000 (each an “Annual Award”), which will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to the director’s continued service on the Board through the applicable vesting date.

In addition, each equity award granted under the Director Compensation Program will vest in full upon a change in control of the Company (as defined in the Incentive Award Plan, or any similar term as defined in the then-applicable plan) if the non-employee director will not become a member of the Board or the board of directors of the Company’s successor (or any parent thereof) following such change in control.

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the Incentive Award Plan (or any successor plan).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of October 6, 2025, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 107,866,345 shares of common stock outstanding as of October 6, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of October 6, 2025, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 4659 Golden Foothill Parkway, Suite 206, El Dorado Hills, CA 95762. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% or Greater Stockholders:

Bess Ventures and Advisory, LLC(1)	11,021,985	10.2%

Funds affiliated with Rizvi Traverse CI Manager, LLC(2)	7,439,433	6.9%

Ava Investors SA(3)	17,716,892	16.4%

BurTech LP LLC(4)	5,510,017	5.1%

Funds affiliated with DENSO(5)	9,195,111	8.5%

Anderson Investments Pte. Ltd.(6)	6,353,023	5.9%

Directors and Named Executive Officers:

Lane M. Bess(1)	11,021,985	10.2%

Anthony Cannestra(7)	571,963	*

Edward Frank(8)	563,139	*

Yoshiaki Fujimori	—	*

Juergen Hambrecht(9)	563,139	*

Dinakar Munagala(10)	6,550,413	5.8%

Harminder Sehmi(11)	1,020,626	—

George de Urioste	—	—

All Directors and Executive Officers as a group (8 individuals)	20,291,265	17.4%

*	Less than one percent.

(1)

Consists of (a) 10,446,783 shares of Common Stock held or beneficially owned by Bess Ventures and Advisory LLC (“Bess Ventures”), (b) 389,968 shares of Common Stock held by the Destin Huang Irrevocable Trust Dated October 19, 2021 (the “Trust”) and (c) 185,234 shares of Common Stock underlying options exercisable within 60 days of October 6, 2025. Lane M. Bess is the (i) managing member and owner of Bess Ventures and (ii) the Investment Fiduciary of the Trust. Lane M. Bess may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Bess Ventures and the Trust. The address of Bess Ventures is c/o Lane M. Bess, 1928 Sunset Harbor Drive, Miami Beach, FL 33139. The address of the Trust is 255 Alhambra Circle, Ste 333, Coral Gables, FL 33134.
(2)

Consists of (a) 1,211,952 shares of Common Stock held by RT-AI II, LLC, (b) 842,890 shares of Common Stock held by RT-AI III, LLC, (c) 2,548,556 shares of Common Stock held by RT-AI IV LLC, (d) 836,035 shares of Common Stock held by RT-AI V LLC (collectively, the “RT Funds”) and (e) 2,000,000 shares of Common Stock held by Rizvi Master LLC (“Rizvi Master”). Rizvi Traverse CI Manager, LLC (“RTCIM”) is the manager of each of the RT Funds. Mr. Suhail Rizvi is the manager of RTCIM and Rizvi Master. Mr. Rizvi may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by the RT Funds and Rizvi Master, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the RT Funds and Rizvi Master is c/o Rizvi Traverse CI Manager, LLC, 801 Northpoint Parkway, Suite 129, West Palm Beach, FL 33407.

(3)

Consists of 17,716,892 shares of Common Stock held by Ava Private Markets Sarl (“Ava Private Markets”) and affiliates. Ava Investors SA is the investment manager of Ava Private Markets and exercises investment power with respect to the securities held by Ava Private Markets. Barthelemy Debray, Raphaëlle Mahieu and Benjamin Hazan may be deemed to exercise investment power with respect to the securities. Each of the persons above disclaims any beneficial ownership of the securities, except to the extent of any pecuniary interest therein. The address of each of the persons above is c/o Ava Investors SA, Rue du Rhône 78, 1204 Geneva, Switzerland.

(4)

Consists of 5,510,017 shares of Common Stock held by BurTech LP LLC and its affiliates (“BurTech LP”). Shahal Khan, Patrick Orlando and Roman Livson are the managing members of BurTech LP. By virtue of this relationship, Messrs. Khan, Orlando and Livson may be deemed to share beneficial ownership of the securities held of record by BurTech LP. Messrs. Khan, Orlando and Livson disclaim any beneficial ownership except to the extent of their pecuniary interest in such securities. The address of BurTech LP is 1300 Pennsylvania Ave NW, Suite 700, Washington, DC 20004.

(5)

Consists of (a) 4,673,746 shares of Common Stock held by DENSO Corporation and (b) 4,521,365 shares of Common Stock held by DENSO International America, Inc. DENSO International America Inc. is a direct wholly owned subsidiary of DENSO Corporation, and therefore, investment or voting power regarding shares held by DENSO International America Inc. is made by DENSO Corporation. In such capacity, DENSO Corporation may be deemed to have voting and investment power over the shares held by DENSO International America Inc. as well as shares held directly by DENSO Corporation. Investment and voting decisions regarding such shares are made by the board of directors of DENSO Corporation upon a recommendation by management, acting by majority vote and, as a result, no individual member of the board of directors acting alone has the ability to exercise investment or voting power regarding such shares. The membership of the board of directors is subject to change from time to time. The board of directors currently consists of Koji Arima, Shinnosuke Hayashi, Yasushi Matsui, Yasuhiko Yamazaki, Akio Toyoda, Shigeki Kushida, Yuko Mitsuya and Joseph P. Schmelzeis, Jr. Each of the members of the board of directors of DENSO Corporation disclaims beneficial ownership of such shares. The address of each of DENSO International America, Inc. and DENSO Corporation is 24777 Denso Dr, Southfield, MI 48033 and 1Chome-1 Showacho, Kariya, Aichi 448-0029, Japan, respectively.

(6)

Consists of 6,353,023 shares of Common Stock held by Anderson Investments Pte. Ltd. (“Anderson”). Anderson is a direct wholly owned subsidiary of Thomson Capital Pte. Ltd. (“Thomson”), which in turn is a direct wholly owned subsidiary of Tembusu Capital Pte. Ltd. (“Tembusu”), which in turn is a direct wholly owned subsidiary of Temasek Holdings (Private) Limited (“Temasek”) and may be deemed to share voting and investment power over the shares held by Anderson Investments Pte. Ltd. In such capacities, each of Temasek, Tembusu and Thomson may be deemed to share voting and investment power over the shares held by Anderson. Investment and voting decisions regarding such shares are made by an investment committee of Temasek, acting by majority vote and, as a result, no individual investment committee member acting alone has the ability to exercise investment or voting power regarding such shares. The membership of the investment committee is subject to change from time to time. The investment committee currently consists of Dilhan Pillay, Chia Song Hwee, Nagi Hamiyeh, Ravi Lambah, Rohit Sipahimalani, Uwe Krueger, Wu Yibing, Png Chin Yee, John Marren, Alpin Mehta, Suranjan Mukherjee, Martin Fichtner and Anuj Maheshwari . Each of the members of the investment committee disclaims beneficial ownership of such shares. The address for Anderson, Thomson, Tembusu and Temasek is 60B Orchard Road, #06-18, The Atrium@Orchard, Singapore 238891.

(7)	Consists of 571,963 shares of Common Stock underlying options exercisable within 60 days of October 6, 2025.
(8)	Consists of 563,139 shares of Common Stock underlying options exercisable within 60 days of October 6, 2025.
(9)	Consists of 563,139 shares of Common Stock underlying options exercisable within 60 days of October 6, 2025.
(10)	Consists of (a) 551,422 shares of Common Stock held directly by Dinakar Munagala and (b) 5,998,991 shares of Common Stock underlying options exercisable within 60 days of October 6, 2025.
(11)	Consists of 1,020,626 shares of Common Stock underlying options exercisable within 60 days of October 6, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Statement of Policy Regarding Transactions with Related Persons

The Company has adopted a formal written policy (the “Related Person Transaction Policy”) providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Audit Committee, subject to certain exceptions.

The Related Person Transaction Policy sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions as set forth in Related Person Transaction Policy, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. In reviewing and approving any such transactions, the disinterested members of the Audit Committee are tasked to consider all relevant facts and circumstances, including but not limited to, whether the transaction was undertaken in the ordinary course of business of the Company, the business purpose for entering into a transaction with a related person versus an unrelated third party and whether the transaction with the related person is entered into on terms no less favorable to the Company than the terms that could have been reached with an unrelated party.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 4659 Golden Foothill Parkway, Suite 206, El Dorado Hills, CA 95762 in writing not later than June 22, 2026.

Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting of Stockholders no earlier than August 5, 2026 and no later than September 4, 2026. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after December 3, 2026, then our Corporate Secretary must receive such written notice not more than 120th day prior to such annual meeting and not later than (i) the 90th day prior to such annual meeting or, (ii) if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Company.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2026 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, certain officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. To our knowledge, based solely on our review of the copies of such forms filed with the SEC and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2024.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. In addition, we have engaged Morrow Sodali to assist in the solicitation of proxies and provide related advice and informational support, for which Morrow Sodali will receive a services fee not expected to exceed $20,000, plus reimbursement of its reasonable out-of-pocket costs. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

In connection with our solicitation of proxies for our 2026 Annual Meeting of Stockholders, we intend to file a Proxy Statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BLAIZE HOLDINGS, INC.

Blaize Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.   The name of the Corporation is Blaize Holdings, Inc. The Corporation was originally incorporated under the name “BurTech Acquisition Corp.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 2, 2021 (the “Original Certificate”).

2.   An Amended and Restated Certificate of Incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on May 19, 2021 (the “First Amended and Restated Certificate”).

3.   A Second Amended and Restated Certificate of Incorporation, which amended and restated the First Amended and Restated Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on December 13, 2021 (the “Second Amended and Restated Certificate”).

4.   A Third Amended and Restated Certificate of Incorporation, which amended and restated the Second Amended and Restated Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on January 13, 2025 (the “Third Amended and Restated Certificate”).

5.   Pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), this Certificate of Amendment to the Third Amended and Restated Certificate (this “Certificate of Amendment”) amends the Third Amended and Restated Certificate by deleting paragraph B. under Article V and replacing such paragraph with the following paragraph:

B. The Board of Directors or any individual director may be removed from office at any time, ~~but only for cause~~ with or without cause, ~~and only~~ by the affirmative vote of the holders of at least ~~two thirds (66 and 2/3%)~~ a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

6.   The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Third Amended and Restated Certificate and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

7.   This Certificate of Amendment and the amendment to the Third Amended and Restated Certificate effected hereby has been duly adopted in accordance with Section 242 of the DGCL.

8.   This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this [ ⚫ ] day of December, 2025.

BLAIZE HOLDINGS, INC.

By:
Name:	Dinakar Munagala
Title:	Chief Executive Officer

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BLAIZE HOLDINGS, INC. 4659 GOLDEN FOOTHILL PARKWAY SUITE 206, EL DORADO HILLS, CA 95762 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BZAI2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 2, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V80343-P37692 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BLAIZE HOLDINGS, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. The re-election of seven Directors to serve until ! ! ! the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified; Nominees: 01) Lane M. Bess 05) Anthony Cannestra 02) Dinakar Munagala 06) George de Urioste 03) Edward Frank 07) Yoshiaki Fujimori 04) Juergen Hambrecht The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. The amendment to the Company’s Third Amended and Restated Certificate of Incorporation, to provide that Directors may be ! ! ! removed in a manner consistent with Section 141(k) of the Delaware General Corporation Law; and 3. The ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2025. Note: To transact such other business as may properly come before the 2025 Annual Meeting or any continuation, postponement, or adjournment of the 2025 Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V80344-P37692 BLAIZE HOLDINGS, INC. 2025 ANNUAL MEETING OF STOCKHOLDERS DECEMBER 3, 2025 10:00 A.M. ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Dinakar Munagala and Harminder Sehmi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BLAIZE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 10:00 a.m. ET, on December 3, 2025, virtually at www.virtualshareholdermeeting.com/BZAI2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side